Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of xpedx Holding Company, of our report dated March 25, 2013, except for the revision discussed in Note 1, as to which the date is February 13, 2014 relating to the financial statements of UWW Holdings, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia

February 13, 2014